EXHIBIT 10.11

Master Agreement
The Parties

Party A:                      Penglai City Gold Mining Holding Co. Limited
Legal representative:                                            Fuan Zhang
Address:                       No.53 Dengzhou Road, Penglai, Shandong, PRC

Party B:                       Penglai XinGuan Investment Limited
Legal representative: Jianxi Yang
Address:                      Wenshitang Village East, Cunliji Town, Penglai, Shandong, PRC

As of:

1.
Party A is a PRC company holding the State license to engage in the gold industry in China. CunliJi gold mine (“the Subject Asset”) is a legally owned asset of Party A. Party A intends to cooperate with Party B on the operation of Cunliji gold mine.

2.         Party B has reached a consensus with Party A concerning the clause (1):
In accordance with the principle of willingness, fairness and trustworthiness, Party A and Party B entered into the following agreement on May 4, 2009:

2.1 Both parties agree that Party A shall lease Cunliji gold mine to Party B upon signing of this agreement. Party B is entitled to acquire the Subject Asset in full amount on condition that the average daily ore production amount of the Subject Asset has reached 80 tons or more for the whole year 2010, AND the Subject Asset has obtained ISO certification or equivalent on or before January 3, 2011.

2.2 Party B agrees to pay a rental deposit of RMB20M to Party A within 10 working days upon signing of this agreement and such amount shall be used as the initial payment upon acquisition of the Subject Asset by Party B. Party A shall return the rental deposit in full amount to Party B in the case that the conditions under clause (2.1) are not fulfilled.

Both parties shall sign legal documents to confirm the details of the lease and the acquisition of the Subject Asset.

3.	Party A agrees that Party B shall keep the gold concentrates before transporting to the smelter during leasing period. Party B shall have the right to choose the smelter.

4.	Matters not covered in this agreement shall be discussed in a supplementary agreement.

Party A: Penglai City Gold Mining Holding Co. Limited
Legal / Authorized representative: /s/ Fuan Zhang
Name: Fuan Zhang

Party B:                       Penglai XinGuan Investment Limited
Legal / Authorized representative: /s/ Jianxi Yang
Name: Jianxi Yang